UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 9, 2004 (September 8, 2004)

GLIMCHER REALTY TRUST (Exact Name of Registrant as Specified in Charter)

Maryland	001-12482	31-1390518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 East Gay Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 621-9000

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          (d) On September 8, 2004, the Board of Trustees (the “Board”) of the Registrant elected Howard Gross to serve as a Class III Trustee of the Registrant to serve until the 2006 annual meeting of shareholders and until his successor is duly elected and qualified. Mr. Gross has not yet been named to serve on any of the committees of the Board. Mr. Gross will replace Harvey Weinberg, who previously resigned from his position as a Class III Trustee on May 12, 2004. A copy of the Registrant’s press release announcing Mr. Gross’ election is attached hereto as Exhibit 99.1.

          The Board has determined that Mr. Gross is an independent trustee that meets the independence requirements of the New York Stock Exchange and the rules and regulations promulgated by the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release of Glimcher Realty Trust, dated September 8, 2004

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLIMCHER REALTY TRUST

Date: September 9, 2004	/s/ George A. Schmidt
George A. Schmidt Executive Vice President, General Counsel & Secretary